Exhibit 13.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER PURSUAN TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NeuroSense Therapeutics Ltd. (the “Company”) on Form 20-F for the period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to such officer's knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 22, 2023

/s/ Or Eisenberg
Or Eisenberg
Chief Financial Officer